29 September 2006

Credit Suisse Management LLC

11 Madison Avenue

New York, NY 10010

External ID: 53153030N

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means Credit Suisse Management LLC.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1987 Interest Rate and Currency Exchange Agreement dated as of 16 July 1990 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Rate Cap Transaction

Notional Amount:

USD 7,549,000

Trade Date:

22 September 2006

Effective Date:

25 October 2006

Termination Date:

25 November 2008, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 November 2006, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Rate:

See Additional Terms

Initial Calculation Period:

From and including 25 October 2006 up to but excluding the Floating Rate Period End Date scheduled to occur on 25 November 2006

Floating Rate Option:

USD-LIBOR-BBA, subject to the Maximum Rate set out in Additional Terms

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

As advised separately in writing

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Notional Amount (USD):	Cap Rate:	Maximum Rate:
25-November-2006	7,549,000	6.953%	10.000%
25-December-2006	7,549,000	7.185%	10.000%
25-January-2007	7,549,000	6.953%	10.000%
25-February-2007	7,549,000	6.954%	10.000%
25-March-2007	7,549,000	7.699%	10.000%
25-April-2007	7,549,000	6.954%	10.000%
25-May-2007	7,549,000	7.186%	10.000%
25-June-2007	7,549,000	6.954%	10.000%
25-July-2007	7,549,000	7.186%	10.000%
25-August-2007	7,549,000	6.954%	10.000%
25-September-2007	7,549,000	6.954%	10.000%
25-October-2007	7,549,000	7.186%	10.000%
25-November-2007	7,549,000	6.954%	10.000%
25-December-2007	7,549,000	7.186%	10.000%
25-January-2008	7,549,000	6.954%	10.000%
25-February-2008	7,549,000	6.954%	10.000%
25-March-2008	7,549,000	7.434%	10.000%
25-April-2008	7,549,000	6.954%	10.000%
25-May-2008	7,549,000	7.186%	10.000%
25-June-2008	7,549,000	6.954%	10.000%
25-July-2008	7,549,000	7.186%	10.000%
25-August-2008	7,549,000	6.954%	10.000%
25-September-2008	7,549,000	6.955%	10.000%
25-October-2008	7,549,000	7.186%	10.000%
25-November-2008	7,549,000	6.955%	10.000%

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

By:  /s/ Bik Kwan Chung

Name:

Bik Kwan Chung

Title:

Authorized Signatory

Confirmed as of the date first written above:

Credit Suisse Management LLC

By:  /s/ Yolanda Perez-Wilson

Name:

Yolanda Perez-Wilson

Title:

Assistant Vice President

Our Reference No: External ID: 53153030N / Risk ID: 447554007 and 447554008